Exhibit 99.1

Yum China Reports First Quarter Results

System Sales Up 6%, Diluted EPS Up 4%, or 10% Excluding F/X

Operating Profit Reaches $374 million with Core Operating Profit1 Growing to $396 million

Total Stores Have Surpassed Milestone of 15,000 with Record First Quarter Openings of 378 Net New Stores

Record Quarterly Cash Return to Shareholders of $745 million

Shanghai, China (April 29, 2024) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the first quarter ended March 31, 2024.

First Quarter Highlights

•
Total system sales grew 6% year over year ("YoY") excluding foreign currency translation (“F/X”), primarily attributable to 8% net new unit contribution.2
•
Total store count reached 15,022 as of March 31, 2024, including 10,603 KFC stores and 3,425 Pizza Hut stores. The Company opened 378 net new stores in the quarter, a record for the first quarter.
•
Total revenues increased 1% YoY to $2.96 billion. Excluding F/X, total revenues would have been $154 million higher, or 7% increase YoY.
•
Same-store sales reached 97% of the prior year's level, against strong performance in the same period last year.
•
Operating profit was $374 million. Excluding F/X, operating profit would have been $22 million higher. Core operating profit grew 1% YoY to $396 million.
•
Operating profit as a percentage of total revenues (“OP Margin”) was 12.6%. Savings in G&A partially offset the lower Restaurant margin, which was 17.6% in the quarter.
•
Diluted EPS increased 4% YoY to $0.71, up 10% YoY excluding F/X.
•
Delivery sales grew 12% YoY and contributed approximately 38% of KFC and Pizza Hut's Company sales. Digital sales3 reached $2.5 billion, with digital ordering accounted for approximately 89% of total Company sales.
•
Total membership of KFC and Pizza Hut reached 485 million. Member sales accounted for approximately 65% of KFC and Pizza Hut’s system sales in aggregate.
•
Yum China returned approximately $745 million to shareholders in the first quarter through share repurchases and cash dividends, the highest quarterly return in the Company's history.

CEO Comments

Joey Wat, CEO of Yum China, commented, "We achieved solid sales growth in the first quarter with total revenues hitting an all-time high. Our core operating profit grew modestly from last year's high base and EPS was up double digits excluding foreign currency. Meanwhile, we are marching forward with our expansion initiatives in a disciplined manner, bringing our total store count to a milestone of 15,000 stores. Besides investing in our organic growth, we boosted capital returns to shareholders to a new record level. Remaining agile, we are continuously learning and innovating to embrace new consumer trends in changing market conditions. Our amazing high-ticket products, such as our KFC beef burger and whole chicken, grew by double digits in the quarter. Our six-year old iconic Crazy Thursday campaign and limited-time-offer of all-you-can-eat at Pizza Hut continue to excite customers and drive incremental traffic. By optimizing delivery strategies, KFC expanded its market share on the aggregator platforms and drove double-digit growth in delivery sales. At the same time, our relentless pursuit of greater operational efficiency from store to supply chain further fortifies our resilience. This has empowered us to pass on savings to our customers and other stakeholders."

Wat continued, "Operating under a near-term challenging environment, we will remain laser-focused on understanding and capturing the evolving needs of consumers to continually connect with them. Looking toward the future, we are absolutely confident in seizing China’s vast opportunities. We are expanding addressable market through a multifaceted approach with flexible store formats, strategic franchising and a range of exciting products across price points. With these actions underway, we believe we are well-poised to sustain strong growth and create long-term value for our shareholders."

1Core operating profit is defined as Operating profit adjusted for Special Items, further excluding Items Affecting Comparability and the impact of F/X. The Company uses Core operating profit for the purposes of evaluating the performance of its core operations. Please refer to "Reconciliation of Reported GAAP Results to Non-GAAP Measures" included in the accompanying tables of this release for further details.

2 Net new unit contribution refers to sales contribution from net new stores.

3 Digital sales refer to sales at Company-owned stores where orderings were placed digitally.

Key Financial Results

	First Quarter
			% Change
	2024	2023	Reported	Ex F/X
System Sales Growth (4) (%)	6	17	NM	NM
Same-Store Sales Growth (4) (%)	(3)	8	NM	NM
Operating Profit ($mn)	374	416	(10)	(5)
Adjusted Operating Profit (5) ($mn)	374	419	(11)	(6)
Core Operating Profit (5) (6) ($mn)	396	392	NM	+1
OP Margin (%)	12.6	14.3	(1.7)	(1.7)
Core OP Margin (5) (7) (%)	12.7	13.5	NM	(0.8)
Net Income ($mn)	287	289	(1)	+5
Adjusted Net Income (5) ($mn)	287	292	(2)	+4
Diluted Earnings Per Common Share ($)	0.71	0.68	+4	+10
Adjusted Diluted Earnings Per Common Share (5) ($)	0.71	0.69	+3	+9

4 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

5 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

6 Current period amounts are derived by translating results at average exchange rates of the prior year period.

7 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

KFC

	First Quarter
			%/ppts Change
	2024	2023	Reported	Ex F/X
Restaurants	10,603	9,239	+15	NM
System Sales Growth (%)	7	17	NM	NM
Same-Store Sales Growth (%)	(2)	8	NM	NM
Total Revenues ($mn)	2,230	2,198	+1	+7
Operating Profit ($mn)	372	420	(11)	(7)
Core Operating Profit ($mn)	392	396	NM	(1)
Restaurant Margin (%)	19.3	22.2	(2.9)	(2.9)
•
System sales for KFC grew 7% YoY for the quarter, primarily driven by net new unit contribution of 8%.
•
KFC opened 307 net new stores during the quarter, more than double the net new stores opened in the prior year period. This includes 58 net new stores opened by franchisees.
•
Operating profit was $372 million and Core operating profit was $392 million for the quarter.
•
Restaurant margin was 19.3% for the quarter. Excluding Items Affecting Comparability at the restaurant level, restaurant margin decreased 190 basis points versus strong comparison a year ago, primarily due to increased value-for-money offerings to drive traffic and wage inflation, partially offset by favorable commodity prices.
•
Delivery sales grew 14% and contributed approximately 39% of KFC’s Company sales for the quarter. Off-premise dining accounted for approximately 68% of KFC's Company sales.

Pizza Hut

	First Quarter
			%/ppts Change
	2024	2023	Reported	Ex F/X
Restaurants	3,425	2,983	+15	NM
System Sales Growth (%)	4	17	NM	NM
Same-Store Sales Growth (%)	(5)	7	NM	NM
Total Revenues ($mn)	595	597	-	+5
Operating Profit ($mn)	47	55	(15)	(10)
Core Operating Profit ($mn)	50	52	NM	(4)
Restaurant Margin (%)	12.5	14.2	(1.7)	(1.7)

•
System sales for Pizza Hut grew 4% YoY for the quarter, primarily driven by net new unit contribution of 8%.
•
Pizza Hut opened 113 net new stores during the quarter, a 40% increase from the 80 net new stores opened in the first quarter of the prior year.
•
Operating profit was $47 million and Core operating profit was $50 million for the quarter.
•
Restaurant margin for the quarter was 12.5%. Excluding Items Affecting Comparability at the restaurant level, restaurant margin decreased 100 basis points versus strong comparison a year ago, primarily due to increased value-for-money offerings to drive traffic and wage inflation, partially offset by operational efficiency improvement and savings in advertising expenses.
•
Delivery sales grew 5% and contributed approximately 37% of Pizza Hut’s Company sales for the quarter. Off-premise dining accounted for approximately 47% of Pizza Hut's Company sales.

Accelerated Shareholder Returns

•
Yum China stepped up share repurchases in the quarter totaling 16.6 million shares of common stock for approximately $681 million. As of March 31, 2024, approximately $853 million remained available for future share repurchases under the current authorization program.
•
Yum China's board of directors declared a cash dividend of $0.16 per share on Yum China’s common stock, payable on June 18, 2024 to shareholders of record as of the close of business on May 28, 2024.

Outlook

The Company’s targets for 2024 fiscal year remain unchanged from the prior period's disclosures.

•
Open approximately 1,500 to 1,700 net new stores.
•
Make capital expenditures in the range of approximately $700 million to $850 million.
•
Return a Company record-setting $1.5 billion to shareholders through quarterly cash dividends and share repurchases.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 8:00 p.m. U.S. Eastern Time on Monday, April 29, 2024 (8:00 a.m. Beijing/Hong Kong Time on Tuesday, April 30, 2024).

A live webcast of the call may be accessed https://edge.media-server.com/mmc/p/29a7ndj.

To join by phone, please register in advance of the conference through the link provided below. Upon registering, you will be provided with participant dial-in numbers, a passcode and a unique access PIN.

Pre-registration link: https://s1.c-conf.com/diamondpass/10037794-hf876t.html

A replay of the conference call will be available one hour after the call ends until Tuesday, May 7, 2024 and may be accessed by phone using the following numbers:

U.S.:	1 855 883 1031
Mainland China:	400 1209 216
Hong Kong:	800 930 639
U.K.:	0800 031 4295

Replay PIN:	10037794

Additionally, this earnings release, the accompanying slides, as well as the live and archived webcast of this conference call will be available at Yum China’s Investor Relations website at http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “2024 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, capital expenditures, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, pace of recovery of Yum China's business, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q). In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company has over 400,000 employees and operates over 15,000 restaurants under six brands across more than 2,000 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has also partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7875 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change
	3/31/2024	3/31/2023	B/(W)
Revenues
Company sales	$2,794	$2,772	1
Franchise fees and income	25	25	2
Revenues from transactions with franchisees	107	93	15
Other revenues	32	27	18
Total revenues	2,958	2,917	1
Costs and Expenses, Net
Company restaurants
Food and paper	896	835	(7)
Payroll and employee benefits	708	683	(4)
Occupancy and other operating expenses	697	691	(1)
Company restaurant expenses	2,301	2,209	(4)
General and administrative expenses	140	163	14
Franchise expenses	10	10	—
Expenses for transactions with franchisees	104	91	(14)
Other operating costs and expenses	29	24	(21)
Closures and impairment expenses, net	1	3	42
Other (income) expenses, net	(1)	1	NM
Total costs and expenses, net	2,584	2,501	(3)
Operating Profit	374	416	(10)
Interest income, net	38	38	(1)
Investment gain (loss)	8	(17)	NM
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	420	437	(4)
Income tax provision	(113)	(125)	10
Equity in net earnings (losses) from equity method investments	—	1	60
Net income – including noncontrolling interests	307	313	(2)
Net income – noncontrolling interests	20	24	17
Net Income – Yum China Holdings, Inc.	$287	$289	(1)
Effective tax rate	26.9%	28.5%	1.6	ppts.

Basic Earnings Per Common Share	$0.72	$0.69
Weighted-average shares outstanding (in millions)	401	418

Diluted Earnings Per Common Share	$0.71	$0.68
Weighted-average shares outstanding (in millions)	403	423

Company sales	100.0%	100.0%
Food and paper	32.1	30.1	(2.0)	ppts.
Payroll and employee benefits	25.4	24.6	(0.8)	ppts.
Occupancy and other operating expenses	24.9	25.0	0.1	ppts.
Restaurant margin	17.6%	20.3%	(2.7)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change
	3/31/2024	3/31/2023	B/(W)
Revenues
Company sales	$2,193	$2,166	1
Franchise fees and income	18	17	6
Revenues from transactions with franchisees	14	10	30
Other revenues	5	5	(8)
Total revenues	2,230	2,198	1
Costs and Expenses, Net
Company restaurants
Food and paper	694	646	(8)
Payroll and employee benefits	542	512	(6)
Occupancy and other operating expenses	535	527	(2)
Company restaurant expenses	1,771	1,685	(5)
General and administrative expenses	61	68	11
Franchise expenses	9	9	(2)
Expenses for transactions with franchisees	12	9	(26)
Other operating costs and expenses	4	4	7
Closures and impairment expenses, net	1	1	17
Other expenses, net	—	2	94
Total costs and expenses, net	1,858	1,778	(5)
Operating Profit	$372	$420	(11)
Company sales	100.0%	100.0%
Food and paper	31.7	29.8	(1.9)	ppts.
Payroll and employee benefits	24.7	23.6	(1.1)	ppts.
Occupancy and other operating expenses	24.3	24.4	0.1	ppts.
Restaurant margin	19.3%	22.2%	(2.9)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change
	3/31/2024	3/31/2023	B/(W)
Revenues
Company sales	$587	$591	(1)
Franchise fees and income	2	2	(1)
Revenues from transactions with franchisees	1	1	(7)
Other revenues	5	3	82
Total revenues	595	597	—
Costs and Expenses, Net
Company restaurants
Food and paper	198	184	(7)
Payroll and employee benefits	162	167	3
Occupancy and other operating expenses	154	156	1
Company restaurant expenses	514	507	(1)
General and administrative expenses	27	29	7
Franchise expenses	1	1	2
Expenses for transactions with franchisees	1	1	10
Other operating costs and expenses	5	3	(103)
Closures and impairment expenses, net	—	1	39
Total costs and expenses, net	548	542	(1)
Operating Profit	$47	$55	(15)
Company sales	100.0%	100.0%
Food and paper	33.7	31.2	(2.5)	ppts.
Payroll and employee benefits	27.6	28.2	0.6	ppts.
Occupancy and other operating expenses	26.2	26.4	0.2	ppts.
Restaurant margin	12.5%	14.2%	(1.7)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	3/31/2024	12/31/2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$883	$1,128
Short-term investments	1,512	1,472
Accounts receivable, net	74	68
Inventories, net	345	424
Prepaid expenses and other current assets	341	339
Total Current Assets	3,155	3,431
Property, plant and equipment, net	2,292	2,310
Operating lease right-of-use assets	2,167	2,217
Goodwill	1,900	1,932
Intangible assets, net	147	150
Long-term bank deposits and notes	907	1,265
Equity investments	335	332
Deferred income tax assets	129	129
Other assets	263	265
Total Assets	11,295	12,031

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,936	2,164
Short-term borrowings	165	168
Income taxes payable	162	90
Total Current Liabilities	2,263	2,422
Non-current operating lease liabilities	1,847	1,899
Non-current finance lease liabilities	44	44
Deferred income tax liabilities	387	390
Other liabilities	166	157
Total Liabilities	4,707	4,912

Redeemable Noncontrolling Interest	13	13

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 394 million shares and 407 million shares issued at March 31, 2024 and December 31, 2023, respectively; 392 million shares and 407 million shares outstanding at March 31, 2024 and December 31, 2023, respectively.	4	4
Treasury stock	(76)	—
Additional paid-in capital	4,159	4,320
Retained earnings	2,078	2,310
Accumulated other comprehensive loss	(300)	(229)
Total Yum China Holdings, Inc. Stockholders' Equity	5,865	6,405
Noncontrolling interests	710	701
Total Equity	6,575	7,106
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$11,295	$12,031

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Quarter Ended
	3/31/2024	3/31/2023
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$307	$313
Depreciation and amortization	117	116
Non-cash operating lease cost	101	102
Closures and impairment expenses	1	3
Investment (gain) loss	(8)	17
Equity in net (earnings) losses from equity method investments	—	(1)
Distributions of income received from equity method investments	2	4
Deferred income taxes	—	7
Share-based compensation expense	10	13
Changes in accounts receivable	(3)	5
Changes in inventories	74	40
Changes in prepaid expenses, other current assets and value-added tax assets	(8)	12
Changes in accounts payable and other current liabilities	(136)	(93)
Changes in income taxes payable	73	75
Changes in non-current operating lease liabilities	(100)	(94)
Other, net	12	(12)
Net Cash Provided by Operating Activities	442	507
Cash Flows – Investing Activities
Capital spending	(189)	(179)
Purchases of short-term investments, long-term bank deposits and notes	(268)	(1,378)
Maturities of short-term investments, long-term bank deposits and notes	555	1,126
Other, net	1	2
Net Cash Provided by (Used in) Investing Activities	99	(429)
Cash Flows – Financing Activities
Repurchase of shares of common stock	(679)	(60)
Cash dividends paid on common stock	(64)	(54)
Dividends paid to noncontrolling interests	(16)	(15)
Contributions from noncontrolling interests	—	35
Other, net	(17)	(5)
Net Cash Used in Financing Activities	(776)	(99)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	(10)	2
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(245)	(19)
Cash, Cash Equivalents, and Restricted Cash - Beginning of Period	1,128	1,130
Cash, Cash Equivalents, and Restricted Cash - End of Period	$883	$1,111

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2023	New Builds	Closures	Acquired	3/31/2024
Company-owned	9,237	303	(55)	1	9,486
Franchisees	1,059	63	(4)	(1)	1,117
Total	10,296	366	(59)	—	10,603

Pizza Hut

	12/31/2023	New Builds	Closures	3/31/2024
Company-owned	3,155	138	(25)	3,268
Franchisees	157	2	(2)	157
Total	3,312	140	(27)	3,425

Others

	12/31/2023	New Builds	Closures	3/31/2024
Company-owned	256	5	(39)	222
Franchisees	780	10	(18)	772
Total	1,036	15	(57)	994

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended
	3/31/2024	3/31/2023

Non-GAAP Reconciliations

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$374	$416
Special Items, Operating Profit	—	(3)
Adjusted Operating Profit	$374	$419
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$287	$289
Special Items, Net Income –Yum China Holdings, Inc.	—	(3)
Adjusted Net Income – Yum China Holdings, Inc.	$287	$292
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.72	$0.69
Special Items, Basic Earnings Per Common Share	—	(0.01)
Adjusted Basic Earnings Per Common Share	$0.72	$0.70
Diluted Earnings Per Common Share	$0.71	$0.68
Special Items, Diluted Earnings Per Common Share	—	(0.01)
Adjusted Diluted Earnings Per Common Share	$0.71	$0.69
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	26.9%	28.5%
Impact on effective tax rate as a result of Special Items	—%	0.1%
Adjusted effective tax rate	26.9%	28.4%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended
	3/31/2024	3/31/2023
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	$287	$289
Net income – noncontrolling interests	20	24
Equity in net (earnings) losses from equity method investments	—	(1)
Income tax provision	113	125
Interest income, net	(38)	(38)
Investment (gain) loss	(8)	17
Operating Profit	374	416
Special Items, Operating Profit	—	3
Adjusted Operating Profit	374	419
Depreciation and amortization	117	116
Store impairment charges	4	4
Adjusted EBITDA	$495	$539

Details of Special Items are presented below:

	Quarter Ended
	3/31/2024	3/31/2023

Share-based compensation expense for Partner PSU Awards(1)	$—	$(3)
Special Items, Operating Profit	—	(3)
Tax effect on Special Items(2)	—	—
Special Items, net income – including noncontrolling interests	—	(3)
Special Items, net income – noncontrolling interests	—	—
Special Items, Net Income –Yum China Holdings, Inc.	$—	$(3)
Weighted-average Diluted Shares Outstanding (in millions)	403	423
Special Items, Diluted Earnings Per Common Share	$—	$(0.01)

(1)
In February 2020, the Company granted Partner PSU Awards to select employees who were deemed critical to the Company’s execution of its strategic operating plan. These PSU awards will only vest if threshold performance goals are achieved over a four-year performance period, with the payout ranging from 0% to 200% of the target number of shares subject to the PSU awards. These awards vested as of December 31, 2023 with a payout in the first quarter of 2024. Partner PSU Awards were granted to address increased competition for executive talent, motivate transformational performance and encourage management retention. Given the unique nature of these grants, the Compensation Committee does not intend to grant similar, special grants to the same employees during the performance period. The impact from these special awards is excluded from metrics that management uses to assess the Company’s performance.
(2)
The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change
	3/31/2024	3/31/2023	B/(W)
Reconciliation of Operating Profit to Core Operating Profit
Operating profit	$374	$416	(10)
Special Items, Operating Profit	—	3
Adjusted Operating Profit	$374	$419	(11)
Items Affecting Comparability
Temporary relief from landlords(1)	—	(8)
Temporary relief from government agencies(2)	—	(2)
VAT deductions(3)	—	(19)
Amortization of reacquired franchise rights(4)	—	2
F/X impact	22	—
Core Operating Profit	$396	$392	1
Total revenues	2,958	2,917	1
F/X impact	154	—
Total revenues, excluding the impact of F/X	$3,112	$2,917	7
Core OP margin	12.7%	13.5%	(0.8)	ppts.

(1)
In relation to the effects of the COVID-19 pandemic, the Company was granted lease concessions from landlords. The lease concessions were primarily in the form of rent reduction over the period of time when the Company’s restaurant business was adversely impacted. Such concessions were primarily recognized as a reduction of Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statement of Income in the period the concession was granted.
(2)
In relation to the effects of the COVID-19 pandemic, the Company received government subsidies for employee benefits and providing training to employees. The temporary relief was primarily recognized as a reduction to Payroll and employee benefits within Company restaurant expenses included in the Condensed Consolidated Statement of Income.
(3)
Pursuant to the tax policy issued by relevant government authorities, general VAT taxpayers in certain industries that meet certain criteria are allowed to claim an additional 10% or 15% input VAT, which will be used to offset their VAT payables. This VAT policy was further extended to December 31, 2023 but the additional deduction was reduced to 5% or 10% respectively. VAT deductions were primarily recorded as a reduction to Food and paper and Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statements of Income. Based on the information currently available to the Company, such preferential policy is not expected to be extended.
(4)
As a result of the acquisition of our previously unconsolidated joint ventures of Hangzhou KFC, Suzhou KFC and Wuxi KFC, $66 million, $61 million and $61 million of the purchase price were allocated to intangible assets related to reacquired franchise rights, respectively, which were amortized over the remaining franchise contract period of 1 year, 2.4 years and 5 years, respectively. The reacquired franchise rights were fully amortized as of March 31, 2023. The amortization was recorded in Other (Income) Expenses, net included in the Condensed Consolidated Statements of Income.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 3/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,193	$587	$14	$—	$—	$2,794
Franchise fees and income	18	2	5	—	—	25
Revenues from transactions with franchisees(2)	14	1	20	72	—	107
Other revenues	5	5	164	15	(157)	32
Total revenues	$2,230	$595	$203	$87	$(157)	$2,958
Company restaurant expenses	1,771	514	17	—	(1)	2,301
General and administrative expenses	61	27	10	42	—	140
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	12	1	19	72	—	104
Other operating costs and expenses	4	5	162	14	(156)	29
Closures and impairment expenses, net	1	—	—	—	—	1
Other expenses (income), net	—	—	—	(1)	—	(1)
Total costs and expenses, net	1,858	548	208	127	(157)	2,584
Operating Profit (Loss)	$372	$47	$(5)	$(40)	$—	$374

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Quarter Ended 3/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$372	$47	$(5)	$(40)	$—	$374
Less:
Franchise fees and income	18	2	5	—	—	25
Revenues from transactions with franchisees(2)	14	1	20	72	—	107
Other revenues	5	5	164	15	(157)	32
Add:
General and administrative expenses	61	27	10	42	—	140
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	12	1	19	72	—	104
Other operating costs and expenses	4	5	162	14	(156)	29
Closures and impairment expenses, net	1	—	—	—	—	1
Other expenses (income), net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$422	$73	$(3)	$—	$1	$493
Company sales	2,193	587	14	—	—	2,794
Restaurant margin %	19.3%	12.5%	(31.4)%	N/A	N/A	17.6%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Quarter Ended 3/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$372	$47	$(5)	$(40)	$—	$374
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit	$372	$47	$(5)	$(40)	$—	$374
F/X impact	20	3	—	(1)	—	22
Core Operating Profit (Loss)	$392	$50	$(5)	$(41)	$—	$396

	Quarter Ended 3/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,166	$591	$15	$—	$—	$2,772
Franchise fees and income	17	2	6	—	—	25
Revenues from transactions with franchisees(2)	10	1	19	63	—	93
Other revenues	5	3	162	10	(153)	27
Total revenues	$2,198	$597	$202	$73	$(153)	$2,917
Company restaurant expenses	1,685	507	18	—	(1)	2,209
General and administrative expenses	68	29	10	56	—	163
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	9	1	18	63	—	91
Other operating costs and expenses	4	3	161	8	(152)	24
Closures and impairment expenses, net	1	1	1	—	—	3
Other expenses (income), net	2	—	—	(1)	—	1
Total costs and expenses, net	1,778	542	208	126	(153)	2,501
Operating Profit (Loss)	$420	$55	$(6)	$(53)	$—	$416

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Quarter Ended 3/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$420	$55	$(6)	$(53)	$—	$416
Less:
Franchise fees and income	17	2	6	—	—	25
Revenues from transactions with franchisees(2)	10	1	19	63	—	93
Other revenues	5	3	162	10	(153)	27
Add:
General and administrative expenses	68	29	10	56	—	163
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	9	1	18	63	—	91
Other operating costs and expenses	4	3	161	8	(152)	24
Closures and impairment expenses, net	1	1	1	—	—	3
Other expenses (income), net	2	—	—	(1)	—	1
Restaurant profit (loss)	$481	$84	$(3)	$—	$1	$563
Company sales	2,166	591	15	—	—	2,772
Restaurant margin %	22.2%	14.2%	(21.2)%	N/A	N/A	20.3%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Quarter Ended 3/31/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$420	$55	$(6)	$(53)	$—	$416
Special Items, Operating Profit	—	—	—	3	—	3
Adjusted Operating Profit	$420	$55	$(6)	$(50)	$—	$419
Items Affecting Comparability
Temporary relief from landlords	(7)	(1)	—	—	—	(8)
Temporary relief from government agencies	(2)	—	—	—	—	(2)
VAT deductions	(17)	(2)	—	—	—	(19)
Amortization of reacquired franchise rights	2	—	—	—	—	2
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$396	$52	$(6)	$(50)	$—	$392

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.